HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

FIRST ARTICLES OF AMENDMENT TO

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

Hartman Short Term Income Properties XX, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Third Amended and Restated Articles of Incorporation (“Articles of Incorporation”) of the Company are hereby amended by deleting therefrom the definition of “Acquisition Expenses” in Section 2.2 of Article II and inserting in lieu thereof the following definition of “Acquisition Expenses” in Section 2.2 of Article II:

"Acquisition Expenses" means any and all expenses including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

SECOND: The Articles of Incorporation of the Company are hereby amended by deleting therefrom Section 8.11 of Article VIII and inserting in lieu thereof the following Section 8.11 of Article VIII:

(a)

Stockholders shall have: (1) a minimum annual gross income of $70,000 and a minimum Net Worth (determined exclusive of home, home furnishings and automobiles) of $70,000; or (2) a minimum Net Worth (determined exclusive of home, home furnishings, and automobiles) of $250,000.

(b)

The Sponsor and each Person selling Shares on behalf of the Sponsor or Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or Company shall ascertain that the prospective Stockholder:  (1) meets the minimum income and net worth standards established for the Company in section 8.11(a) above; (2) can reasonably benefit from an investment in the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (3) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (4) has apparent understanding of:  (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Shares; (iv) the restrictions on transferability of the Shares; (v)  the background and qualifications of the Sponsor or the Advisor; and (vi) the tax consequences of the investment.  In the case of a fiduciary account, the standards set forth in this section 8.11(b) shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

(c)

The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company will make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

(d)

The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate investment for a Stockholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.

(e)

In connection with the Company’s initial public offering only, the minimum purchase of Shares is $10,000, except for IRAs which may purchase a minimum of $5,000 of Shares.

THIRD: The Articles of Incorporation of the Company are hereby amended by adding the following language to the end of Sections 9.1.

             The Advisor or any Affiliate may not sell this Initial Investment while the Advisor remains a Sponsor but may transfer the shares representing the Initial Investment to other Affiliates of the Sponsor.

FOURTH: The Articles of Incorporation of the Company is hereby amended by deleting therefrom the last sentence of Section 9.5 of Article IX and replacing it with the following language:

            Payment of such fee shall be made only if the Property Manager provides a substantial amount of services in connection with the sale of a Property or Properties.

FIFTH: The Articles of Incorporation of the Company are hereby amended by deleting therefrom Section 9.7 of Article IX and inserting in lieu thereof the following Section 9.7 of Article IX:

The Company shall reimburse the Advisor for Operating Expenses incurred by the Advisor except that the Company shall not reimburse the Advisor for Operating Expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. The Independent Directors shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Directors shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the Directors. Within 60 days after the end of each fiscal quarter, the Advisor will reimburse the Company for any amounts by which the Operating Expenses exceeded the 2% / 25% Guidelines for such year, unless the Independent Directors determine, based on such unusual and non-recurring factors which they deem sufficient, that such excess was justified. Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Guidelines, the Advisor shall send a written disclosure of such fact to the Stockholders, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Operating Expenses were justified, if applicable. If the Independent Directors do not determine that such excess Operating Expenses are justified, the Advisor shall reimburse the Company within a reasonable time after the end of such 12-month period the amount by which the Operating Expenses exceeded the 2%/25% Guidelines.

SIXTH: The Articles of Incorporation of the Company is hereby amended by deleting therefrom Section 14.2(a) of Article XIV and inserting in lieu thereof the following Section 14.2(a) of Article XIV:

(a)

In connection with any proposed Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert.  If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering.  The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                 (ii) one of the following:

(1)

remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(2)

Receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

SEVENTH: These amendments to the Articles of Incorporation of the Company as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Company as required by law.

EIGHTH: The undersigned Chief Executive Officer acknowledges these First Articles of Amendment to the Third Amended and Restated Articles of Incorporation to be the corporate act of the Company and as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Except as amended hereby, the rest and remainder of the Company’s Articles of Incorporation shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused these First Articles of Amendment to the Third Amended and Restated Articles of Incorporation to be executed under seal in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this 23rd day of December, 2011.

ATTEST: /s/ James H. Stokes, Jr. By: __________________________________ Name: James H. Stokes, Jr.______________ Title: Secretary________________________	HARTMAN SHORT TERM INCOME PROPERTIES XX, INC. /s/ Allen R. Hartman By: __________________________________ Name: Allen R. Hartman________________ Title: Chief Executive Officer____________

 THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF
HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

ARTICLE I
ORGANIZATION

Hartman Short Term Income Properties XX, Inc. (the "Company") is a Maryland corporation within the meaning of the Maryland General Corporation Law ("Maryland Corporation Law").

ARTICLE II
NAME AND CERTAIN DEFINITIONS

Section 2.1. Name. The name of the Company is "Hartman Short Term Income Properties XX, Inc." The Board of Directors of the Company (the "Board of Directors") may determine that the Company may use any other designation or name for the Company.

Section 2.2. Certain Definitions. As used in these Articles of Incorporation, the terms set forth below shall have the following respective meanings.

"Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate thereof in connection with the selection or acquisition of any Property, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

"Acquisition Fee" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property. For the avoidance of doubt, in the event the Company purchases a property from an Affiliated Seller where such property has been developed, refurbished or re-developed by the Affiliated Seller or an Affiliate thereof, the terms "Construction Fees" and "Development Fees" shall not include the excess of the purchase price for such property over the Affiliated Seller's cost to acquire, develop, refurbish and/or re-develop (as the case may be) the property, provided that the transaction is approved by the Board of Directors in accordance with Sections 10.4(j) and 11.1.

"Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article IX hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.  The initial Advisor is Hartman Advisors, LLC.

"Advisory Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

"Affiliate" means, (A) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (B) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"Affiliated Seller" means the Sponsor, Advisor, a Director or any Affiliate of the foregoing.

"Aggregate Share Ownership Limit" is defined in Section 7.1(a).

"Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"Beneficial Ownership" is defined in Section 7.1(b).

"Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

"Bylaws" means the Bylaws of the Company, as the same may be amended from time to time.

"Charitable Beneficiary" is defined in Section 7.1(c).

“Charitable Trust” is defined in Section 7.1(d).

"Charitable Trust Trustee" is defined in Section 7.1(e).

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Shares" is defined in Section 6.1.

"Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

"Constructive Ownership" is defined in Section 7.1(f).

"Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation for a Property.

"Control" means, with respect to a Person, the possession (directly or indirectly) of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

"Dealer Manager" means American Beacon Partners, Inc., formerly known as Pavek Investments, Inc., or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares.

"Development Fee" means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

"Director" is defined in Section 5.2(a).

"Dividends" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Enterprise Value” means the actual value of the Company as a going concern based on the difference between  (a) the actual value of all of its assets as determined by appraisal prepared by an Independent Expert, less (b) all of its liabilities as set forth on its then current balance sheet; provided that (i) if such Enterprise Value is being determined in connection with a Change of Control that establishes the Company’s net worth (e.g., a successful tender offer or other sale for the Common Shares, sale of all or substantially all of the Company’s assets or a merger) then the

Enterprise Value shall be the net worth established thereby and (ii) if such Enterprise Value is being determined in connection with a listing on a national exchange, then the Enterprise Value shall be equal to the number of outstanding Common Shares multiplied by the Market Price of a single Common Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of listing. For purposes hereof, a “trading day” shall be any day on which the exchange on which the Shares are listed is open for trading whether or not there is an actual trade of Common Shares on any such day.

"Excepted Holder" is defined in Section 7.1(g).

"Excepted Holder Limit" is defined in Section 7.1(h).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, fees paid to the Dealer Manager or other Organizational and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.

"Indemnitee" is defined in Section 12.2(a).

"Independent Director" means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor or Sponsor or their Affiliates, (ii) employment by the Advisor or Sponsor or their Affiliates, (iii) service as an officer, or director of the Advisor or Sponsor or their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director, or trustee of more than three real estate investment trusts advised by the Advisor or Sponsor, or (vi) maintenance of a material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material if it exceeds 5% of the prospective Independent Director’s: (A) annual gross revenue, derived from all sources, during either of the last two years; or (B) Net worth, on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor or Sponsor and their Affiliates exceeds five percent of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

"Independent Expert" means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

“Initial Investment”  means that portion of the initial capitalization of the Company contributed by the Advisor, the Sponsor or their Affiliates.

"Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"Market Price" means, with respect to a specific date: (a) the last reported sales price per share of the Shares at the close of trading (whether or not the last reported sale occurred on such date) as reported in the Wall Street Journal on the first Business Day of the calendar quarter immediately preceding the applicable date, or (b) if the Shares have not yet been listed on a national securities exchange, national market quotation system or over-the-counter market, the fair market value of the Shares as determined by a third party chosen by the Board on the first Business Day of the calendar quarter immediately preceding the date for which the value of the Shares is being determined.

"Maryland Corporation Law" is defined in Article I.

"Net Assets" means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

"Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

"Official Capacity" is defined in Section 12.2(a).

"Operating Expenses" means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory expenses, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vi) Acquisition Fees and Acquisition Expenses, (vii) distributions made pursuant to percentage interests in the Operating Partnership and (viii) real estate commissions on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

"Organizational and Offering Expenses" means all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales and offering activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

"Person" shall mean an individual, corporation, partnership, , trust, a , association, or other legal entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and (for purposes of Article VII) a group to which an Excepted Holder Limit applies.

"Preferred Shares" is defined in Section 6.1.

"Proceeding" is defined in Section 2.2(a).

"Prohibited Owner" is defined in Section 7.1(i).

"Property" or "Properties" means the real properties or real estate investments which are acquired by the Company either directly or through the Operating Partnership, joint ventures, partnerships or other entities.

"Reinvestment Plan" is defined in Section 6.9.

"REIT" means a "real estate investment trust" as defined in Section 856 of the Code and applicable Treasury Regulations.

"Restriction Termination Date" is defined in Section 7.1(j).

"Roll-up Entity" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

"Roll-up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to limited liability company, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.

"Securities" means Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

"Securities Act" means the Securities Act of 1933, as amended.

"Selling Commissions" means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

"Share Ownership Limit" is defined in Section 7.1(k).

"Shares" is defined in Section 6.1.

"Soliciting Dealers" means those broker-dealers that are members of the FINRA, or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Shares.

"Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

a.

taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

b.

receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

c.

having a substantial number of relationships and contacts;

d.

possessing significant rights to control Company;

e.

receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company's industry; or

f.

providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

"Stockholder List" is defined in Section 8.8(a).

"Stockholders" means the holders of record of shares.

"Transfer" shall mean any direct or indirect issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in

Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

"2%/25% Guidelines" is defined in Section 9.7.

"Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE III
POWERS AND PURPOSE

The Company is organized as a corporation under the Maryland Corporation Law for any lawful business or activity permitted to corporations generally by the Maryland Corporation Law (including, without limitation or obligation, engaging in business as a REIT) and shall have all further powers consistent with such law and appropriate to attain its purposes, including, without limitation or obligation, qualifying as a REIT.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Company in the State of Maryland is Harbor City Research, Inc whose address is 201 N. Charles Street, Suite 900, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The post office address of the principal office of the Company in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such offices or places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1. Powers.

(a)

Subject to the limitations herein or in the Bylaws, the business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors shall have the full, exclusive and absolute power, control and authority over the property of the Company and over the business of the Company. The Board of Directors may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Company. These Articles of Incorporation shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in these Articles of Incorporation or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the Maryland Corporation Law, general laws of the State of Maryland or any other applicable laws.

(b)

Except as otherwise provided in the Bylaws, the Board of Directors, without any action by the Stockholders, shall have and may exercise, on behalf of the Company, without limitation, the power to: adopt, amend and repeal Bylaws;  to elect officers in the manner prescribed in the Bylaws;  to solicit proxies from Stockholders; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

(c) The Board of Directors shall take such efforts as they deem necessary to cause the Company to satisfy the requirements for qualification as a REIT under the provisions of the Code applicable to REITs. The Board of Directors shall take no action to disqualify the Company as a REIT or to otherwise revoke the Company's election to be taxed as a REIT without the affirmative vote of holders representing a majority of the Shares entitled to vote on such matter at a meeting of the Stockholders.

Section 5.2. Number and Classification.

(a)

The Board of Directors shall have at least three (3) members (the "Directors"). The number of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Company, and may be increased or decreased from time to time in the manner prescribed in the Bylaws; provided, however, that the number of Directors shall never be fewer than three nor more than ten. The holders of a majority of the shares of equity stock outstanding present in person or by proxy at an annual meeting of Stockholders at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect the Directors. Each Director shall hold office for one year, until the next annual meeting of Stockholders, or (if longer) until a successor has been duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

(b)

The name and address of the Directors who have been duly elected as of the date hereof and who shall serve until the next scheduled meeting of the Company are Allen Hartman, 2909 Hillcroft, Suite 420, Houston, Texas 77057, Jack I. Tompkins, 2909 Hillcroft, Suite 420, Houston, Texas 77057 and Larry A. Bouffard, 2909 Hillcroft, Suite 420, Houston, Texas 77057.

(c)

If a vacancy in the Board of Directors shall occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of Directors), the vacancy shall be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board of Directors may exist, or by the affirmative vote of the holders of at least a majority of the outstanding Common Shares.

(d)

A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. When possible, Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Cumulative voting for the election of Directors is prohibited.

Section 5.3. Experience. A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of real estate experience relevant to the type of real estate assets to be acquired by the Company.

Section 5.4. Committees. Subject to Maryland law, the Directors may establish such committees as they deem appropriate, in their discretion, provided that at least a majority of the members of each committee are Independent Directors.

Section 5.5. Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and the Stockholders and have a fiduciary duty to supervise the relationship between the Company and the Advisor.

Section 5.6. Resignation or Removal. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares or other classes of Common Shares to elect one or more Directors (if any), a Director may be removed at any time, with or without cause, by either a majority of the Directors, or by the affirmative vote of the holders of not less than a majority of the shares of equity stock outstanding and entitled to vote generally in the election of Directors at a meeting of the Stockholders.

Section 5.7. Determination of Best Interests of Company. In determining what is in the best interests of the Company, a Director shall consider the interests of the Stockholders and, in his sole and absolute discretion, may consider any other factors or interests allowed by the Maryland Corporation Law or other applicable law.

Section 5.8. Approval by Independent Directors. A majority of Independent Directors must approve all applicable matters to which Sections 9.1, 9.2, 9.6, 9.7, 9.8, 10.2, 10.4(f), 10.4(j) and 12.2 herein apply.  The Directors have reviewed and ratified these articles of incorporation, as amended, by a majority vote of the Directors and the

Independent Directors.

Section 5.9. Business Combination Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the Maryland Corporation Law, as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the Maryland Corporation Law, as amended from time to time, or any successor statute thereto) of the Company and any Person.

Section 5.10. Control Share Acquisition Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the Maryland Corporation Law, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

ARTICLE VI
SHARES

Section 6.1. Authorized Shares. The total number of shares of capital stock (the "Shares") which the Company has authority to issue is 950,000,000 shares of stock, consisting of 750,000,000 shares of Common Stock, $.001 par value per share ("COMMON STOCK"), and 200,000,000 shares of Preferred Stock, $.001 par value per share ("PREFERRED STOCK"). To the extent permitted by Maryland law, the Board of Directors may amend these Articles of Incorporation to increase or decrease the aggregate number of shares that the Company is authorized to issue, without any action of the Stockholders of the Company. Pursuant to Section 2-208 of the Maryland Corporation Law, the Board of Directors may classify or reclassify any authorized but unissued shares from time to time, without amending the Articles of Incorporation. All Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation or designated by the Board of Directors in accordance with these Articles of Incorporation. The Stockholders shall have no interest in the property of the Company and shall have no right to compel any partition, division, dividend or distribution of the Company or the Company's assets except as specifically set forth in these Articles of Incorporation. All Stockholders are subject to the provisions of these Articles of Incorporation and the Bylaws.

Section 6.2. Common Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares. To the extent permitted by Maryland law and as contemplated by Section 6.4, the Board of Directors may reclassify any authorized but unissued Common Shares from time to time into one or more classes or series of Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of all Common Shares are entitled to vote. The holders of all Common Shares will participate equally in (i) dividends payable to holders of Common Shares when and as authorized and declared by the Board of Directors and (ii) the Company's net assets available for distribution to holders of Common Shares upon liquidation or dissolution.

Section 6.3. Preferred Shares. The Board of Directors are hereby expressly granted the authority to authorize from time to time the issuance of one or more series or classes of Preferred Shares. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series or class, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series or class shall include, but not be limited to, determination of the following:

(a)

The designation of the series or class, which may be by distinguishing number, letter, or title.

(b)

The dividend rate on the shares of the series or class, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series or class.

(c)

The redemption rights, including conditions and the price or prices, if any, for shares of the series or class.

(d)

The terms and amounts of any sinking fund for the purchase or redemption of shares of the series or class.

(e)

The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series or class.

(f)

Whether the shares of the series or class shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(g)

Restrictions on the issuance of shares of the same series or class or of any other class or series.

(h)

The voting rights of the holders of shares of the series or class.

(i)

Any other relative rights, preferences and limitations on that series or class, subject to the express provisions of any other series or class of Preferred Shares then outstanding.

Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series or class of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series or class of Preferred Shares.

Section 6.4. Classified or Reclassified Shares. Prior to the issuance of Shares classified or reclassified by the Board of Directors pursuant to Section 6.1, the Board of Directors by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VI and VII and subject to the express terms, rights, powers and preferences of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "Department") pursuant to Section 2-208 of the Maryland Corporation Law. Any of the terms of any class or series of Shares established pursuant to this Section 6.4(c) or otherwise in these Articles of Incorporation may be made dependent upon facts or events ascertainable outside these Articles of Incorporation (including determinations or actions by the Board of Directors) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the Articles of Incorporation.

Section 6.5. Authorization by the Board of Directors of Share Issuance.

(a)

The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a Share split, Share dividend or as otherwise allowed by the Maryland Corporation Law in order to qualify as a REIT), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws.

(b)

Notwithstanding any other provision in these Articles of Incorporation, no determination shall be made by the Board of Directors and no transaction shall be entered into by the Company that would cause any Shares or other beneficial interest in the Company not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code. Additionally, the Company may, without the consent or approval of any Stockholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share. When issued, all Shares shall be non-assessable.

Section 6.6. Dividends and Distributions.

(a)

Subject to the preferences and rights of any class or series of Shares, the Board of Directors may from time to time authorize and declare to Stockholders such dividends and distributions, in cash or other assets of the Company, or in securities of the Company or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to declare and pay promptly such dividends and distributions as shall be necessary for the Company to qualify as a REIT; however, Stockholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board of Directors.

(b)

The Company will make no distributions of in-kind property except for distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in connection with the termination of the Company or readily marketable securities unless: (i) the Board of Directors advises each Stockholder of the risks associated with direct ownership of the property, (ii) the Board of Directors offers each Stockholder the election of receiving in-kind property distributions, and (iii) the Company distributes in-kind property only to those Stockholders who accept such offer by the Board of Directors

Section 6.7. Intentionally omitted.

Section 6.8. Repurchase of Shares. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

Section 6.9. Dividend Reinvestment Plans. The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans (a "Reinvestment Plan"). Pursuant to such Reinvestment Plan, (i) all material information regarding the Dividend to the Stockholders and the effect of reinvesting such Dividend, including the tax consequences thereof, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP

Section 7.1. Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

(a)

"Aggregate Share Ownership Limit" shall mean 9.8% in value of the aggregate of the outstanding Shares. The value of the outstanding Shares shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

(b)

"Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) (1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

(c)

"Charitable Beneficiary" shall mean one or more beneficiaries of a Charitable Trust as determined pursuant to Section 7.3(g), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(d)

"Charitable Trust" shall mean any trust created by the Board of Directors for the purposes of Section 7.3.

(e)

"Charitable Trust Trustee" shall mean the trustee of a Charitable Trust. The Charitable Trust Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner.

(f)

"Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

(g)

"Excepted Holder" shall mean a Stockholder of the Company for whom an Excepted Holder Limit is created by this Article VII or by the Board of Directors pursuant to Section 7.2(g).

(h)

"Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2(g), the percentage limit established by the Board of Directors for such Excepted Holder pursuant to Section 7.2(g).

(i)

"Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 7.2(a)(i), and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

(j)

"Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

(k)

"Share Ownership Limit" shall mean, as to any class or series of Shares, 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Shares in such class or series. The number and value of outstanding Shares in such class or series shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Section 7.2 Ownership and Transfer Restrictions.

(a) Ownership Limitations. During the period prior to the Restriction Termination Date:

(i) Basic Restrictions.

(A)

(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares of any particular class or series of Shares in excess of the applicable Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B)

No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Company to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C)

Notwithstanding any other provisions contained herein, any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii)

Transfer to Charitable Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2(a)(i)(A) or (B),

(A)

then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2(a)(i)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares, or

(B)

if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(i)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2(a) (i)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2(a)(i), any Person that is an entity whose stock or equity interests are being transferred, redeemed, acquired or issued in a manner that will or may violate Section 7.2(a)(i), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(ii), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

(d) Owners Required To Provide Information. Prior to the Restriction Termination Date:

(i)         Every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned by such owner and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In cases where such owner holds Shares on behalf of another Person (the "Actual Owner") who is required to include the dividends or distributions received from such Shares in its tax return, the foregoing information shall be furnished for, by or on behalf of each Actual Owner.

(ii)

Each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e) Remedies Not Limited. Subject to Section 5.1 of these Articles of Incorporation, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company's status as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of any sections of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of such sections with respect to any situation based on the facts known to it. In the event any section of this Article VII requires an action by the Board of Directors and these Articles of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VII.

(g)

Exceptions.

(i) Subject to Section 7.2(a)(i)(B), the Board of Directors, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and/or a Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(A)

the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 7.2(a)(i)(B);

(B)

such Person does own, actually or Constructively, an interest in a  tenant of any entity owned or Controlled by the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or Controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT) shall not be treated as a tenant of the Company; and

(C)            such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2(a) through 7.2(f)) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2(a)(ii) and 7.3.

(ii) Prior to granting any exception pursuant to Section 7.2(g)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii) Subject to Section 7.2(a)(i)(B), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, any Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                                                (iv)The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time, or (B) pursuant to the terms and conditions of the           agreements  and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Share Ownership Limit.

(h) Increase in Aggregate Share Ownership and Share Ownership Limits. The Board of Directors may from time to time, in its sole discretion, increase any Share Ownership Limit and the Aggregate Share Ownership Limit.

(i) Legend. If the Company issues certificates for Shares, each certificate for Shares shall bear substantially the following legend:

"The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's Articles of Incorporation”

(j) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (in value or number of shares) of the outstanding shares of any series or class of Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);

(k) no Person may Beneficially or Constructively Own Shares of the Company in excess of 9.8% of the value of the total outstanding Shares of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Company being owned by fewer than 100 Persons. Any Person who beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the foregoing restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Company's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge."

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

Section 7.3. Transfer of Shares in Company.

(a)

Ownership in Company. Upon any purported Transfer or other event described in Section

7.2(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trust Trustee to be held in a trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trust Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(ii). Each Charitable Beneficiary shall be designated by the Company as provided in Section 7.3(g).

(b)

Status of Shares Held by the Charitable Trust Trustee. Shares held by the Charitable Trust Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Charitable Trust Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trust Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

                                  (c)         Dividend and Voting Rights. The Charitable Trust Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trust Trustee shall be paid with respect to such Shares by the Prohibited Owner to the Charitable Trust Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trust Trustee. Any dividends or distributions so paid over to the Charitable Trust Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trust Trustee, the Charitable Trust Trustee shall have the authority (at the Charitable Trust Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trust Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trust Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Charitable Trust Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

                                                    (d)         Sale of Shares by Director. Within a reasonable time after (but no earlier than 30 days) receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trust Trustee shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trust Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trust Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3(d). The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares effective on the day of the event causing the Shares to be held in the Charitable Trust and (ii) the price received by the Charitable Trust Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Charitable Trust Trustee, such Shares are sold by a Prohibited Owner, then (x) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3(d), such excess shall be paid to the Charitable Trust Trustee upon demand.

                                                   (e) Purchase Right in Shares Transferred to the Charitable Trust Trustee. Shares transferred to the Charitable Trust Trustee shall be deemed to have been offered for sale to the

Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Charitable Trust Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3(d). Upon such a sale to the Company, the proceeds therefrom shall be distributed to the Prohibited Owner or Charitable Beneficiary in the manner described in Section 7.3(d).

(f)

Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up (or any other distribution of the assets) of the Company, the Charitable Beneficiary shall be entitled to receive, ratably with each other holder of Shares of the class or series of the Shares that is held in the Charitable Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares held by the Charitable Trust Trustee bears to the total number of applicable Shares then outstanding). The Charitable Trust Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust pursuant to this Section 7.3(f) in the same manner as proceeds from the sale of Shares are distributed pursuant to Section 7.3(d) above.

                                                      (g)      Designation of Charitable Beneficiaries. By written notice to the Charitable Trust Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4. Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.5. Settlements. Nothing in Sections 7.1, 7.2 and 7.3 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Common Shares are listed.

Section 7.6. Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

STOCKHOLDERS

Section 8.1. Meetings. There shall be an annual meeting of the Stockholders, to be held upon written notice at such time (at least 30 days after the delivery of the annual report) and convenient location, within or outside of the State of Maryland, as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Directors, to review and discuss the business and affairs of the Company and the Operating Partnership, and for the transaction of any other business within the powers of the Company. The Directors shall take reasonable steps to ensure that the annual meeting is held. A quorum shall exist if at least 50% of the then outstanding Shares entitled to vote at such meeting are present or represented at the meeting. Except as otherwise provided in these Articles of Incorporation, special meetings of Stockholders may be called in the manner provided in the Bylaws. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided in the Bylaws.

Section 8.2. Voting Rights. Subject to the rights and powers of any class or series of Shares then outstanding, the Stockholders shall be entitled to vote only on the following matters:

(a)

the election of Directors as provided in Section 5.2(a) and the removal of Directors as provided in Section 5.6;

(b)

an amendment of these Articles of Incorporation as provided in Article XIII;

(c)

the termination of the Company as provided in Section 15.2;

(d)

a merger or consolidation of the Company, or the sale or disposition of substantially all of the Company's assets, as provided in Article XIV;

(e)

the termination of the Company's status as a REIT for federal income tax purposes as provided by Section 5.1(c); and

(f)

such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board of Directors.

Section 8.3. Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in establishing the terms of any class or series of Shares pursuant to Article VI, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Company or any other Securities of the Company which it may issue or sell or (b) except as expressly required by Maryland law, have any right to require the Company to pay him the fair value of his Shares in an appraisal or similar proceeding.

Section 8.4. Extraordinary Actions. Except as otherwise expressly provided in these Articles of Incorporation and notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any Stockholder action shall be effective and valid if approved by the affirmative vote of holders of Shares representing a majority of all the Shares entitled to vote on the matter.

Section 8.5. Action By Stockholders Without a Meeting. To the extent allowed under Maryland Corporation Law, the Bylaws of the Company may provide that any action required or permitted to be taken by the Stockholders may be taken without a meeting by the written consent of the Stockholders entitled to cast a sufficient number of votes to approve the matter as required by statute, these Articles of Incorporation or the Bylaws of the Company, as the case may be.

Section 8.6. Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. With respect to Shares owned by the Advisor, the non-Independent Directors or any of their Affiliates, neither the Advisor, the non-Independent Directors, nor any of their Affiliates, may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, any non-Independent Director or any of their Affiliates or any transaction between the Company and the Advisor or any non-Independent Director or any of their respective Affiliates. With respect to Shares owned by any Independent Director, such Independent Director (or any of its Affiliates) may not vote or consent on matters submitted to the Stockholders regarding the removal of such Director or any of its Affiliates or any transaction between the Company and such Director any its Affiliates. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, any Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 8.7. Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted reasonable access to all corporate records of the Company at and during reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 8.8. Access to Stockholder List.

(a)

An alphabetical list of the names, addresses and telephone number of the Stockholders of the

Company, along with the number of Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholder's voting rights, and the exercise of Stockholder rights under federal proxy laws.

(b)

If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorney's fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other remedies available to Stockholders under federal law, or the laws of any state.

Section 8.9. Reports. The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly-held securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the date of the initial public offering of the Shares which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties in connection with the operation of the Company by such third parties; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Dividends to the Stockholders for the period, identifying the source of such Dividends, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Dividends.

Section 8.10. Rights of Objecting Stockholders. Stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland Corporation Law unless the Board of Directors shall determine that such rights shall apply, with respect to all or any classes or series of Shares, to a particular transaction or all transactions occurring after the date of such approval in connection with which Stockholders would otherwise be entitled to exercise such rights.

Section 8.11.  Stockholder Suitability.

(a)

Stockholders shall have: (1) a minimum annual gross income of $70,000 and a minimum NET WORTH (determined exclusive of home, home furnishings and automobiles) of $70,000; or (2) a minimum NET WORTH (determined exclusive of home, home furnishings, and automobiles) of $250,000.

(b)

Each PERSON selling SHARES on behalf of the Company shall make every reasonable effort to determine that the purchase of SHARES is a suitable and appropriate investment for each Stockholder. In making this determination, the each PERSON selling SHARES on behalf of the Company shall ascertain that the prospective Stockholder:  (1) meets the minimum income and net worth standards established for the Company in section 8.11(a) above; (2) can reasonably benefit from an investment in the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure. (3) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (4) has apparent understanding of:  (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the SHARES; (iv) the restrictions on transferability of the SHARES; and (v) the tax consequences of the investment.  In the case of a fiduciary account, the standards set forth in this section 8.11(b) shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the SHARES if the donor or grantor is the fiduciary.

(c)

In connection with the Company’s initial public offering only, the minimum purchase of Shares is $10,000, except for IRAs which may purchase a minimum of $5,000 of Shares.

ARTICLE IX
ADVISOR

Section 9.1. Appointment and Initial Investment of Advisor. The Board of Directors is responsible for setting the general policies of the Company and for the general supervision of the Company's business. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Directors may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.   The Advisor, the Sponsor and their Affiliates have made an Initial Investment of $200,000 to the capital of the Company.

Section 9.2. Supervision of Expenses and the Advisor.

(a)

The Board of Directors shall evaluate the performance of the Advisor before entering into or renewing the Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board of Directors. The Board of Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.

(b)

The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated companies. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Independent Directors will be responsible for reviewing the performance of the Advisor from time to time, but at least annually, and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:

(i)

the Net Assets and Net Income of the Company,

(ii)

the amount of the fees paid to the Advisor in relation to the size, composition and performance of the Company's portfolio,

(iii)

the success of the Advisor in generating opportunities that meet the investment objectives of the Company,

(iv)

rates charged to comparable companies and to investors other than comparable companies by advisors performing the same or similar services,

(v)

additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business,

(vi)

the quality and extent of service and advice furnished by the Advisor,

(vii)

the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account.

The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors.

(c)

The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

Section 9.3. Fiduciary Obligation of the Advisor. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.

Section 9.4. Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

Section 9.5. Real Estate Commission on Sale of Property. The Company may pay the Property Manager a real estate disposition fee upon sale of one or more Properties, in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) three percent of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of a Property or Properties.

Section 9.6. Organizational and Offering Expenses. The Company shall only pay reasonable Organizational and Offering Expenses and in no event shall such expenses exceed 15% of Gross Proceeds of any applicable offering.

Section 9.7. Reimbursement for Operating Expenses. The Company shall reimburse the Advisor for Operating Expenses incurred by the Advisor except that the Company shall not reimburse the Advisor for Operating Expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of each fiscal quarter, the Advisor will reimburse the Company for any amounts by which the Operating Expenses exceeded the 2% / 25% Guidelines for such year, unless the Independent Directors determine, based on such unusual and non-recurring factors which they deem sufficient, that such excess was justified. Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Guidelines, the Advisor shall send a written disclosure of such fact to the Stockholders, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Operating Expenses were justified, if applicable. If the Independent Directors do not determine that such excess Operating Expenses are justified, the Advisor shall reimburse the Company within a reasonable time after the end of such 12-month period the amount by which the Operating Expenses exceeded the 2%/25% Guidelines.

Section 9.8. Limitation on Acquisition Fees and Acquisition Expenses. Notwithstanding anything contained in this Article IX, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company or in the case of a mortgage loan, 6% of the funds advanced; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Section 9.9  Incentive Fees.  An interest in the gain from the sale of assets of the Company, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest gain from the sale of the Company’s assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the Company’s Shares, plus an amount equal to 6% of the original issue price of the Company’s shares per annum cumulative. For purposes of this Section 9.9, the original issue price of the Shares may be reduced by prior cash distributions to Stockholders of net proceeds from the sale of assets.

ARTICLE X
INVESTMENT OBJECTIVES AND LIMITATIONS

Section 10.1. Investment Objectives. The Company's primary investment objectives are: (i) to invest in a diversified portfolio of high-quality real estate, (ii) to preserve invested capital, (iii) to pay regular cash dividends that increase over the long term, (iv) to increase the cash flow generated by the Company's assets over the long term, (v) to achieve moderate appreciation of the Company's assets over the long term, and (vi) to remain qualified as a REIT for federal income tax purposes.

Section 10.2. Review of Objectives. The Independent Directors shall review the investment and borrowing policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

Section 10.3. Certain Permitted Investments.

(a)

The Company may invest in Properties and notes secured by mortgages or deeds of trust secured by liens on real property. The Company shall ordinarily purchase or invest in Properties or make loans fully secured by Properties based on their fair market value as determined by a majority of the Directors or, if decided by a majority of the Independent Directors as otherwise required by Section 11.1, as determined by an Independent Expert.

(b)

The Company may invest in joint ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction (i) approve such investment as being fair and reasonable to the Company and (ii) determine that the investment by the Company and other third party investors making a comparable investment in the joint venture are on substantially the same terms and conditions.

(c)

The Company shall not invest in equity securities, unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

Section 10.4. Investment Limitations. In addition to other investment restrictions imposed by the Board of Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

(a)

Not more than 10% of the Company's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b)

The Company shall not invest in commodities or commodity futures contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages, or forward looking purchase agreements.

(c)

The Company shall not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal obtained from an Independent Expert, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(d)

The Company shall not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value, obtained from an Independent Expert, of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation).

(e)

The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The maximum amount of such Leverage shall not exceed 300% of the Net Assets, unless approved by the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Company along with the explanation for such excess borrowings..

(f)

Notwithstanding Section 10.4(d) above, the Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.

(g)

The Company shall not underwrite the Securities of other issuers. In addition, the Company shall not invest in Securities of other issuers, except for investments in joint ventures, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

(h)

The Company shall not issue (i) redeemable equity securities; (ii) non-voting or assessable securities; (iii) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public, when applicable. The prohibition on redeemable equity securities does not apply to a class of equity securities that is convertible at the holder’s option into shares of common stock of the Company.  Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

(i)

A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

(j)

The Company shall not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.  The Company shall not issue (i) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; or (ii) Shares on a deferred payment basis or under similar arrangements.

(k)

The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

ARTICLE XI
CONFLICTS OF INTEREST

Section 11.1. Sales and Leases to Company. The Company may purchase or lease a Property or Properties from an Affiliated Seller upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company; such determination shall be made based on the fair market value of the Property as determined by an Independent Expert as selected by the Independent Directors.  Additionally, the Company may not purchase a Property or Properties from an Affiliated Seller at a price to the Company that is greater than the cost of the asset to the Affiliated Seller unless substantial justification for such excess exists and such excess is reasonable, there is appropriate disclosure of the material facts concerning each such transaction and the transaction is otherwise approved by the Board of Directors as contemplated by this Section 11.1. Notwithstanding the previous sentence, substantial justification for a purchase price to the Company in excess of the cost to the Affiliated Seller shall be deemed to exist if (i) the Property was acquired by the Affiliated Seller prior to the formation of the Company, or (ii) the Property was developed, re-developed or substantially refurbished by the Affiliated Seller or an Affiliate of the Affiliated Seller provided that, in all cases, the transaction is otherwise approved by the Board of Directors as contemplated by the first sentence of this Section 11.1. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 11.2. Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. A Sponsor, Advisor, Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

Section 11.3. Other Transactions.

(a)

No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

(b) The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except for mortgage loans described in Section 10.4(c) in these Articles of Incorporation or to a wholly-owned subsidiary. Any loans to the Company by the Sponsor, Advisor, Directors, or any Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

ARTICLE XII
LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE COMPANY

Section 12.1. Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Company by reason of being a Stockholder.

Section 12.2. Limitation of Liability and Indemnification.

(a)  In this Section 12.2:

                                                                      (i)  "Indemnitee" means (1) any present or former Director or officer of the Company, (2) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clause (1) hereof, or (3) any person acting in an Official Capacity.

(ii)

"Official Capacity" means (1) when used with respect to a Director, the office of Director of the Company and (2) when used with respect to a person other than a Director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company or Operating Partnership, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                                                                      (iii)"Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

(b)

Subject to subsection 12.2(e), the Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 12.2(a)(i), to the fullest extent that indemnification is permitted by the Maryland Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment) or any other applicable laws presently or hereinafter in effect

(c)  Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

(d)   Subject to Subsection 12.2(e), reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding, shall be paid or reimbursed by the Company at reasonable intervals in advance of the final disposition of such Proceeding. Notwithstanding any other provision of this Section 12.2, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or respondent in the Proceeding.

(e)

Limitations on Indemnification.

(1)

The Company shall not provide for indemnification of the Directors, Advisors or Affiliates for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

a. The Directors, Advisors or Affiliates determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company.

b. The Directors, Advisors or Affiliates were acting on behalf of or performing services for the Company.

c. Such liability or loss was not the result of:

i. negligence or misconduct by the Directors (excluding the Independent Directors), or Advisors or Affiliates; or

ii. gross negligence or willful misconduct by the Independent Directors.

d. Such indemnification or agreement to hold harmless is recoverable only out of net assets of the Company and not from Stockholders.

(2)

Notwithstanding anything to the contrary contained in Section 12.2(e)(1), the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

a. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

b. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

c. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Company’s securities were offered or sold as to indemnification for violations of securities laws.

(3)          The advancement of Company funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

a. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT.

b. The legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

c. The Directors, Advisors or Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

Section 12.3. Transactions Between the Company and its Directors, Officers, Employees and Agents. Subject to any express restrictions in these Articles of Incorporation or the Bylaws, or an express restriction adopted by the Board of Directors by resolution, the Company may enter into any contract or transaction of any kind with any person, including any Director, officer, employee or agent of the Company or any person affiliated with a Director, officer, employee or agent of the Company, whether or not any of them has a financial interest in such transaction; provided that the terms of the transaction are no less favorable to the Company than would be obtained in a transaction with an unaffiliated party.

ARTICLE XIII
AMENDMENTS

Section 13.1. General. Subject to the terms of these Articles of Incorporation, the Company reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law. All rights and powers conferred by these Articles of Incorporation on Stockholders, Directors and officers are granted subject to this reservation. An amendment to these Articles of Incorporation (a) shall be signed and acknowledged by at least a majority of the Directors, an officer duly authorized by at least a majority of the Directors, or signed and acknowledged by the Chairman of the Board of Directors, and witnessed by the Secretary, (b) shall be filed for record as provided in Section 16.5 and (c) shall become effective as of the later of the time the Department accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to these Articles of Incorporation shall include all effective amendments thereto.

Section 13.2. By Stockholders. These Articles of Incorporation may be amended, without the necessity for concurrence by the Board of Directors, by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote thereon, except that: (i) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (ii) Sections 13.3, 14.1 and this Section 13.2 shall not be amended (or any other provision of these Articles of Incorporation be amended or any provision of these Articles of Incorporation be added that would have the effect of amending such sections); (iii) no term or provision of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company to fail to qualify as a REIT under the Code; and (iv) certain provisions of these

Articles of Incorporation, including provisions relating to the removal of Directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and directors may not be amended or repealed.

Section 13.3. By Directors. The Board of Directors, by a majority vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a REIT under the Code or to create a class or series of Shares as contemplated by Article VI. With the exception of the foregoing, the Board of Directors may not amend these Articles of Incorporation.

ARTICLE XIV
MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY

Section 14.1. Authority of Directors.  Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to:

(a)

merge the Company into another entity;

(b)

consolidate the Company with one or more other entities into a new entity;

(c)

sell or otherwise dispose of all or substantially all of the Company Property; or

(d)

dissolve or liquidate the Company;

provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Section 14.2. Roll-Up Transactions.

(a)

In connection with any proposed Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(iii)

accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                                                                                  (iv) one of the following:

(3)

remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(4)

Receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

(b)

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(i)

which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.8, and 12.1 of these Articles of Incorporation;

(ii)

which includes provisions that would operate as a material impediment to, or frustration of,

the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(iii)

in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.8 and 8.9 hereof; or

(iv)

in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

ARTICLE XV

DURATION AND TERMINATION OF THE COMPANY

Section 15.1. Duration. The Company shall continue perpetually unless terminated pursuant to Section 15.2 or pursuant to any applicable provision of the Maryland Corporation Law.

Section 15.2. Termination.

(a)

Unless the Board of Directors has caused the Company’s Common Stock to be listed or quoted for trading on an established securities exchange, including the NASDAQ, National Market System, within ten years of the termination of the Company’s initial public offering, the Company shall begin the process of liquidating our assets, unless the Board of Directors has obtained the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy.  To obtain that approval, the Board of Directors shall call a Stockholders’ meeting pursuant to Section 8.1 to present a proposal for the orderly disposition of the Company’s assets or for an alternate strategy.  The proposal will include information regarding appraisals of the Company’s real estate assets.  If the Stockholders do not approve the proposal presented by the Board of Directors prior to the end of ten years after the termination of the Company’s initial public offering, the Board of Directors shall begin the process of liquidating the Company’s assets or listing the Company’s Shares.

(b)

Subject to the provisions of any class or series of Shares at the time outstanding, without the necessity for concurrence by the Board of Directors, the Company may be terminated upon the affirmative vote of the holders of a majority of the outstanding Shares. Upon the termination of the Company:

(i)

The Company shall carry on no business except for the purpose of winding up its affairs.

(ii)

The Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under these Articles of Incorporation shall continue, including the powers to fulfill or discharge the Company's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii)

After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining property of the Company among the Stockholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Company shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(c)

After termination of the Company, the liquidation of its business and the distribution to the Stockholders as herein provided, a majority of the Directors shall execute and file with the Company’s records a document certifying that the Company has been duly terminated, and the Directors shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Stockholders shall cease.

ARTICLE XVI
MISCELLANEOUS

Section 16.1. Governing Law. The Articles shall be construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 16.2. Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Company if executed by the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (a) the number or identity of Directors, officers of the Company or Stockholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Directors or Stockholders; (d) a copy of these Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (e) an amendment to these Articles of Incorporation; (f) the termination of the Company; or (g) the existence of any fact relating to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Company on its behalf or by any officer, employee or agent of the Company.

Section 16.3. Severability.

(a)

The provisions of these Articles of Incorporation are severable, and if the Board of Directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Maryland Corporation Law or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Article XIII and without affecting or impairing any of the remaining provisions of these Articles of Incorporation or rendering invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(b)

If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.

Section 16.4. Construction. In these Articles of Incorporation, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles of Incorporation.

Section 16.5. Recordation. These Articles of Incorporation and any amendment hereto shall be filed for record with the Department and may also be filed or recorded in such other places as the Board of Directors deems appropriate, but failure to file for record these Articles of Incorporation or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Incorporation or any amendment hereto. A restated Articles of Incorporation shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

IN WITNESS WHEREOF, these Third Amended and Restated Articles of Incorporation have been signed by the undersigned, the Company’s sole Stockholder, as of the date hereof, of all of the issued and outstanding shares of the Company’s common stock, and acknowledges, under penalty of perjury, that this document is its free act and deed, and that to the best of its knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated:

February __, 2010

Hartman XX Holdings, Inc.

By:  ______________________________

Allen R Hartman, President

and sole voting shareholder

APPROVAL BY THE BOARD OF DIRECTORS ATTESTED TO:

James H. Stokes, Jr., Secretary

Endnotes